AMENDED AND RESTATED EXHIBIT A
TO
RULE 17F-5 AND RULE 17F-7
UNDER THE INVESTMENT COMPANY ACT OF 1940

This Amended and Restated Exhibit A, effective as of November 1, 2012, relates to the Rule 17f-5 and Rule 17f-7 document between The Bank of New York Mellon and DundeeWealth Funds effective April 11, 2011.

List of Funds

Dynamic Energy Income Fund
Dynamic Global Growth Fund
Dynamic World Growth Fund
(f/k/a Dynamic Growth Navigator Fund)
Dynamic Canadian Equity Income Fund
(f/k/a Dynamic Infrastructure fund)
Dynamic Contrarian Advantage Fund
Dynamic Discovery fund
Dynamic Gold & Precious Metals Fund
Dynamic Canadian Value Fund
Dynamic U.S. Growth Fund
JOHCM International Select Fund
JOHCM Emerging Markets Opportunities Fund
Mount Lucas U.S. Focused Equity Fund
Smith Group Large Cap Core Growth Fund

(Signature page follows.)

In witness whereof, the parties hereto have caused this Amended and Restated Exhibit A to be executed by their officers designated below effective as of the date and year first above written.

Agreed:

DUNDEEWEALTH FUNDS

By:
Name:	Amy D. Duling
Title:	President

THE BANK OF NEW YORK MELLON

By:
Name:
Title: